Exhibit 99.13

February 22, 2013

Aetna Inc.
151 Farmington Avenue, RE2T
Hartford, CT 06156
Attention: Alfred P. Quirk, Jr.,
Vice President, Finance and Treasurer

JPMorgan Chase Bank, N.A.
383 Madison Avenue, 24th Floor
New York, New York 10179
Attention: Dawn Lee Lum

Acceptance of Maturity Date Extension Request

Reference is made to the Five-Year Credit Agreement dated as of March 27, 2012, as amended as of September 24, 2012 (the “Credit Agreement”), among Aetna Inc. (the “Company”), the lenders party thereto (the “Lenders”), the syndication and documentation agents party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

The undersigned Lender has received the Borrower's Maturity Date Extension Request dated February 8, 2013, and, pursuant to Section 2.08(d) of the Credit Agreement, hereby agrees to the extension of the Maturity Date to March 27, 2018.

Name of Institution:

THE ROYAL BANK OF SCOTLAND PLC,

by: /s/ William McGinty ,
Name: William McGinty
Title: Director